UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    July 17, 2014

AmerisourceBergen Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other	Commission File Number	(I.R.S. Employer
Jurisdiction of		Identification
Incorporation or		Number)
Organization)

1300 Morris Drive
Chesterbrook, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                         (610) 727-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 1.01. Entry into a Material Definitive Agreement.

On July 17, 2014, AmerisourceBergen Corporation (the “Registrant”) entered into a Seventh Amendment to Amended and Restated Receivables Purchase Agreement, dated as of July 17, 2014 (the “Seventh Amendment”), among AmeriSource Receivables Financial Corporation (“ARFC”), as seller, AmerisourceBergen Drug Corporation (“ABDC”), as servicer, the Purchaser Agents and Purchasers party thereto and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as administrator. The Seventh Amendment amends the Registrant’s obligations under the securitization facility by increasing the Dilution Ratio necessary to trigger an Amortization Event from 4.25% to 5.75%.

The securitization facility is available to provide additional liquidity and funding for the ongoing business needs of the Registrant and its subsidiaries. The securitization facility is based on the accounts receivables originated by ABDC for the sale of pharmaceuticals and other related services. Pursuant to the securitization facility, ABDC sells its accounts receivables to ARFC. ARFC may sell interests in the accounts receivables purchased from ABDC to the various purchaser groups party to the securitization facility, paying interest on amounts outstanding under the facility. The securitization facility, as amended, has a base limit of $950 million, with an option to increase the commitments of the participating banks, subject to their approval, by an additional $250 million for seasonal needs during the December and March quarters. The Registrant serves as the performance guarantor of ABDC’s obligations as originator and servicer under the securitization facility. Any capitalized terms not defined in this Current Report on 8-K shall have the meaning set forth in the Amended and Restated Receivables Purchase Agreement, dated as of April 29, 2010, as amended.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                       Exhibits

The following exhibit is filed as part of this report:

10.1                                     The Seventh Amendment to Amended and Restated Receivables Purchase Agreement, dated as of July 17, 2014, among AmeriSource Receivables Financial Corporation, as Seller, AmerisourceBergen Drug Corporation, as Servicer, the Purchaser Agents and Purchasers party thereto and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as Administrator.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: July 22, 2014	By:	/s/ Tim G. Guttman
	Name:	Tim G. Guttman
	Title:	Senior Vice President and Chief Financial Officer